                               POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Lisa Klika as the undersigned's true and lawful attorney-in-fact to:

     (1)  execute for and on behalf of the undersigned, in the
          undersigned's capacity as a stockholder of Guild Holdings Company (the
          "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
          Securities Exchange Act of 1934, as amended, and the rules thereunder
          (the "Exchange Act") and Form ID, if necessary, to obtain EDGAR codes and related documentation for use in filing Forms 3, 4 and 5;

     (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form ID, complete and execute any amendment or amendments thereto, and file such forms with the U.S.
          Securities and Exchange Commission and any stock exchange or similar authority;

     (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
          attorney-in-fact's discretion; and

     (4)  seek or obtain, as the undersigned's attorney-in-fact and on the undersigned's behalf, information regarding transactions in the
          Company's securities from any third party and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

     The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorney-in-fact.

     This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act. Additionally, although pursuant to this Power of Attorney the
Company will use commercially reasonable best efforts to timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors and the undersigned's and the Company's need to rely on others for information, including the undersigned and brokers of the undersigned.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned had caused this Power of Attorney to be executed as of this 27th day of October, 2020.

                                         MCGARRY STRATEGIC
                                         ENTERPRISES, LLC

                                         By:/s/ Mary Ann McGarry
                                            ---------------------
                                         Name:   Mary Ann McGarry
                                         Title:  Manager